     UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

     Washington, D.C. 20549

     FORM 8-K

     CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2008

Congaree Bancshares, Inc.
(Exact name of registrant
   as specified in its charter)

South Carolina	333-131931	20-3863936
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

3618 Sunset Boulevard, West Columbia, South Carolina     29169

(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:   (803) 794-2265

Not Applicable
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

(a) As previously disclosed, Congaree Bancshares, Inc. (the “Company”), the bank holding company for Congaree State Bank (the “Bank”), and F. Harvin Ray, Jr., President and Chief Executive Officer of the Company and the Bank, are parties to a three (3) year employment agreement. The parties entered into the employment agreement during the Company’s formation, and the initial three-year term was designed to cover the Bank’s de novo period. The initial term of the agreement is set to expire on February 15, 2009, and the agreement, by its terms, will automatically renew for an additional one-year period, unless notice that the agreement is not being extended, is provided to Mr. Ray not less than six (6) months prior to the end of the initial term. The Board of Directors of the Company has complete confidence in the job Mr. Ray has done as President and CEO, and has determined that it is in the best interest of the Company to negotiate a new employment agreement with Mr. Ray to better reflect the needs of the growing company and the Bank after its de novo period.

In order to comply with the notice provisions of the agreement, on August 13, 2008, the Company delivered notification to Mr. Ray that his current employment agreement will not be extended beyond the initial term, which is set to expire on February 15, 2009. The Company fully expects Mr. Ray to continue as President and CEO beyond that time, and will continue to negotiate the terms of a new employment agreement with Mr. Ray. In the interim, Mr. Ray’s current employment agreement will remain in full force and effect, and Mr. Ray will continue to serve as President and Chief Executive Officer pursuant to the terms of his employment agreement.

Additionally, on August 13, 2008, the Company delivered notification to Stephen P. Nivens, Senior Vice President of the Company and Chief Business Development Officer of the Company and the Bank that his current employment agreement, which has the same term and notice provisions as Mr. Ray’s employment agreement, will not be extended beyond its current initial term, which is set to expire on February 15, 2009. The Company fully expects Mr. Nivens to remain with the Company beyond that time, and is taking steps to negotiate the terms of a new employment agreement with Mr. Nivens. In the interim, Mr. Nivens’ current employment agreement will remain in full force and effect, and Mr. Nivens will continue to serve as Senior Vice President and Chief Business Development Officer, pursuant to the terms of his employment agreement.

     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONGAREE BANCSHARES, INC.

By: /s/ F. Harvin Ray, Jr.
Name: F. Harvin Ray, Jr.
Title: Chief Executive Officer

Dated: August 19, 2008

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